Exhibit 10.2

NORTH BAY RESOURCES INC.
CONVERTIBLE PROMISSORY NOTE
$50,000 PLUS INTEREST DUE & PAYABLE

THIS CONVERTIBLE NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS CONVERTIBLE NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  HOLDER SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

FOR VALUE RECEIVED, on the Effective Date, as defined below on the signature page, North Bay Resources, Inc. (“the Company”), with current address at North Bay Resources Inc., 2120 Bethel Road, Lansdale, PA 19446, as Obligor (“Borrower,” or “Obligor”), hereby promises to pay the Lender (“Lender” or “Holder”), as defined below on the signature page, the Principal Sum, as defined below, along with the Interest Rate, as defined below, according to the terms herein.

The “Lender” shall be:	Tangiers Investors LP / Its Principal or Its Assignees
The “Principal Sum” shall be:	$50,000 (Fifty Thousand US Dollars): Subject to the following: accrued, unpaid interest shall be added to the Principal Sum.
The “Consideration” shall be:	$50,000 (Fifty Thousand US Dollars) paid via bank wire.
The “Interest Rate” shall be:
The interest on the unpaid principal balance equal to 9.9%, computed on the basis of the actual number of days elapsed and a year of 365 days from the date of this Convertible Note. No interest or principal payments are required until the Maturity Date, but both principal and interest may be included in conversion prior to maturity date.

The “Conversion Price” shall be the following price:	As applied to the Conversion Formula set forth in 2.2, $.08; as applies to North Bay Resources, Inc. voting common stock.
The “Maturity Date” is the date upon which the Principal Sum of this Note, as well as any unpaid interest shall be due and payable, and that date shall be:	12 (twelve) months from the Effective Date, as defined below on the signature page.
The “Prepayment Terms” shall be:	Prepayment is permitted at Borrowers’s option.
The “Use of Proceeds” shall be:	The proceeds of this debenture shall be used only as payment towards mining projects.

ARTICLE 1: PAYMENT-RELATED PROVISION

1.1.	Interest Rate. Subject to the Holder’s right to convert, interest payable on this Note will accrue interest at the Interest Rate and shall be applied to the Principal Sum.

ARTICLE 2: CONVERSION RIGHTS

The Holder will have the right to convert the Principal Sum and accrued interest under this Note into Shares of the Borrower’s Common Stock as set forth below.

2.1
Conversion Rights and Cashless Exercise. Subject to the terms set forth in Section 2.7, the Holder will have the right at its election from and after the Effective Date, and then at any time, to convert all or part of the outstanding and unpaid Principal Sum and accrued interest into shares of fully paid and non-assessable shares of common stock of the Company (as such stock exists on the date of issuance of this Note, or any shares of capital stock of The Company into which such stock is hereafter changed or reclassified, herein the “Shares” or the “Common Stock”) as per the Conversion Formula set forth in Section 2.2. Any such conversion shall be cashless, and shall not require further payment from Holder. Unless otherwise agreed in writing by both the Borrower and the Holder, at no time will the Holder convert any amount of the Note into common stock that would result in the Holder owning more than 9.99% of the common stock outstanding of The Company.  Shares from any such conversion delivered to the Company (see 4.1) by 4:00pm EST will be delivered to Holder within 2 (two) business days of conversion notice with delivery via “DWAC/FAST” electronic transfer (see Section 2.6). To effect conversions hereunder, the Holder shall not be required to physically surrender Debentures to the Company. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error.

2.2	Conversion Formula. The number of shares issued through conversion is the conversion amount divided by the conversion price.

#Shares = Conversion Amount
                  Conversion Price

2.3
Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc. If the Company, at any time while this Debenture is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities  payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Debenture, including as interest  thereon), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

2.4
Additional Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc. If (A) the Company shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall  authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval  of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any  sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Debentures, and shall cause to be mailed to the Holders at their last addresses as they shall  appear upon the stock books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert Debentures during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

2.5
Merger, Sale, Tender, Exchange, Reclassification, etc. If, at any time while this Debenture is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then upon any subsequent conversion of this Debenture, the Holder shall have the right to receive, for each Underlying Share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to  such Fundamental Transaction, the holder of one share of  Common Stock (the "Alternate Consideration"). For purposes of any such conversion, the determination of the Set Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Set Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate consideration it receives upon any conversion of this Debenture following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new debenture consistent with the foregoing provisions and evidencing the Holder's right to convert such debenture into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that this Debenture (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. If any Fundamental Transaction constitutes or results in a Change of Control Transaction, then at the request of the Holder delivered before the 90th day after such Fundamental Transaction, the Company (or any such successor or surviving entity) will purchase the Debenture from the Holder for a purchase price, payable in cash within five Trading Days after such request (or, if  later, on the effective date of the Fundamental Transaction), equal to the 100% of the remaining unconverted principal amount of this Debenture on the date of such request, plus all accrued and unpaid interest thereon, plus all other accrued and unpaid amounts due hereunder.

2.6
Reservation of Shares. As of the issuance date of this Note and for the remaining period during which the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Borrower agrees that its issuance of this Note constitutes full authority to its officers, agents and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

2.7
Delivery of Conversion Shares. Shares from any such conversion delivered to Company by 4:00pm EST will be requested to be issued to Holder by 2:30pm EST within 2 (two) business days of conversion notice delivery (see 4.1) by “DWAC/FAST” electronic transfer (see “Share Delivery” attachment). In the event delivery DWAC/FAST is unavailable for use in an electronic transfer, physical certificates may be used at Holder’s approval, but the issuance request must be submitted within the same period of time specified above.  If those shares are not requested to be delivered in accordance with this timeframe stated in this Section 2.7, at any time for any reason prior to offering those shares for sale in a private transaction or in the public market through its broker, Holder may rescind that particular conversion to have the conversion amount returned to the note balance with the conversion shares returned to the Borrower. The Company will make its best efforts to deliver shares to Holder same day / next day. For each conversion, in the event that shares are not issued for overnight courier delivery by the third business day (inclusive of the day of the conversion), a penalty of $1,000 per day will be assessed for each day after the third business day (inclusive of the day of the conversion) until share delivery is made. Any such penalty will be added to the principal balance of the Note, under Holders expectation that any penalty amounts will tack back to the original date of the note). If the Company intentionally does not request the issuance of the shares underlying this Debenture after receipt of a notice of conversion within three (3) business days (inclusive of the day of conversion), or the shares are not issued for overnight delivery within four (4) business days (inclusive of the day of conversion) Perry Leopold shall, in his personal capacity, be responsible for any differential in the value of the converted shares underlying this Debenture between the value of the closing price on the date the shares should have been delivered (the third business day following the submission of a conversion request) and the date the shares are actually delivered.  The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof. Any such clause in this Section 2.7 will be waived in the event of an Act of God.

ARTICLE 3: EVENTS OF DEFAULT

a)           "Event of Default", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i) any default in the payment of the principal of, interest (including Late Fees) on, or liquidated damages in respect to this Debenture, free of any claim of subordination, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default is not cured, if possible to cure, within 3 days of notice of such default sent by the Holder;

ii) the Company or any of its subsidiaries shall commence, or there shall be commenced against the Company or any such subsidiary a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary thereof or there is commenced against the Company or any subsidiary thereof any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 30 days; or the Company or any subsidiary thereof is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company or any subsidiary thereof makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary thereof shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary thereof shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary thereof for the purpose of effecting any of the foregoing;

(iii) the Company shall fail to request the issuance of the shares underlying this Debenture after receipt of a notice of conversion within four (4) business days following the period allowed by Holder for any objection;

(iv) the Company shall fail to timely file all reports required to be filed by it with the SEC pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise required by the Exchange Act; or

(v) the Common Stock of the Company, after being listed for trading on an exchange above the pinksheets, shall cease to be quoted for trading or listing for trading on any of (a) the American Stock Exchange, (b) New York Stock Exchange, (c) the NASDAQ National Market, (d) the NASDAQ Capital Market, or (e) the NASDAQ OTC Bulletin Board (“OTC”) (each, a “Primary Market”) and shall not again be quoted or listed for trading on any Primary Market within five (5) trading days of such delisting.

b)           If any Event of Default occurs and is continuing, one hundred and fifty percent (150%) of the full principal amount of this Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder's election, immediately due and payable in cash. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a Debenture holder until such time, if any, as the full payment under this Section shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

ARTICLE 4: MISCELLANEOUS

4.1
Notices. Any notice required or permitted hereunder must be in writing and either personally served, sent by facsimile or email transmission, or sent by overnight courier. Notices will be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery.

4.2
Amendment Provision. The term “Note” and all reference thereto, as used throughout this instrument, means this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.3
Assignability. This Note will be binding upon the Borrower and its successors and permitted assigns, and will inure to the benefit of the Holder and its successors and permitted assigns, and may be assigned by the Holder.

4.4
Governing Law. This Note will be governed by, and construed and enforced in accordance, with the laws of the State of California, without regard to the conflict of laws principles thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of San Diego or in the federal courts located in Los Angeles, in the State of California. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such Service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. Additionally, each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby.

4.5
Maximum Payments. Nothing contained herein may be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum will be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

4.6
Obligations.  Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein. As long as this Debenture is outstanding, the Company shall not and shall cause it subsidiaries not to, without the consent of the Holder, (a) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder; (b) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or other equity securities other than as to the Underlying Shares to the extent permitted or required hereunder; or (c) enter into any agreement with respect to any of the foregoing.

4.7
Unenforceability.  If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Debentures as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

4.8
Attorney Fees. In the event any attorney is employed by either party to this Note with regard to any legal or equitable action, arbitration or other proceeding brought by such party for the enforcement of this Note or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Note, the prevailing party in such proceeding will be entitled to recover from the other party reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled.

4.9	No Public Announcement. Except as required by securities law, no public announcement may be made regarding this Note, payments, or conversions without written permission by both Borrower and Holder.

4.10
Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Holder has the right to have any such opinion provided by its counsel. Holder also has the right to have any such opinion provided by Borrower’s counsel.

4.11
Effective Date. This Note will become effective only upon occurrence of the three following events: the Effective Date has been reached, execution by both parties, and delivery of valid payment by the Lender.

4.12	Director’s Resolution. Once effective, Borrower will execute and deliver to Holder a copy of a Board of Director’s resolution resolving that this note is validly issued, paid, and effective.

4.13
No Shorting. Holder agrees that so long as any Notes from Borrower to Holder remain outstanding, Holder will not enter into or effect any “short sales” of the common stock or hedging transaction with establishes a net short position with respect to the common stock of the Company. Borrower acknowledge and agrees that upon submission of conversion notice as set forth above (up to the amount of cash paid in under the Notes), Holder immediately owns the common shares described in the conversion notice and any sale of those shares issuable under such conversion notice would not be considered short sales.

*********************
Signature Page Follows

IN WITNESS WHEREOF, the Company has caused this Debenture to be signed in its name as of the effective date written below.

BORROWER[S]:

_/s/ Perry Leopold______________________________
AUTHORIZED SIGNATORY:  PERRY LEOPOLD

POSITION:                      CEO

COMPANY NAME:   NORTH BAY RESOURCES INC.

EIN#:           83-0402389

CEO (as to his obligation to Section 2.7 Only):

_/s/ Perry Leopold _____
NAME:  PERRY LEOPOLD

LENDER/HOLDER:

_/s/ Michael Sobeck__________________
For: Tangiers Investors, LP
By: Tangiers Capital, LLC
Its: General Partner

EFFECTIVE DATE AS EXCUTED BY LENDER/HOLDER: February 2, 2012

SAMPLE NOTICE OF CONVERSION

(To be executed by the Holder in order to convert a portion or the entire Note)

The undersigned hereby elects to convert a portion of the Note issued by The Company into Shares of Common Stock of The Company according to the conditions set forth in such Note, as of the date written below.

Date of Conversion: _________________________________________________________

Conversion Amount: ________________________________________________________

Conversion Price: ___________________________________________________________

Shares to Be Delivered: ______________________________________________________

Signature: _________________________________________________________________

Print Name: ________________________________________________________________

Address: ___________________________________________________________________

___________________________________________________________________________

Delivery Instructions:__________________________________________________________

Shares must be delivered to Holder within 2 (two) business days of conversion notice in accordance with Section 2.7.

SHARE DELIVERY ATTACHMENT

EXAMPLE

2.7           Delivery of Conversion Shares. Shares from any such conversion notice delivered by Holder to Company before 4:00pm EST will be delivered to Holder by 2:30pm EST within 2 (two) business days of the date of conversion (see 4.1) by “DWAC/FAST” electronic transfer (see “Share Delivery” attachment). If those shares are not delivered in accordance with this timeframe stated in this Section 2.7, at any time for any reason prior to offering those shares for sale in a private transaction or in the public market through its broker, Holder may rescind that particular conversion to have the conversion amount returned to the note balance with the conversion shares returned to the Borrower.

Example:

Holder delivers conversion notice to Borrower at 1:45pm EST on Monday February 1st.

Borrower’s transfer agent must send shares to Holder via “DWAC/FAST” electronic transfer no later than Tuesday February 2nd.

Holder must have received the shares or received a delivery attempt no later than 10:30am eastern time on Wednesday February 3rd.